                                                                   Exhibit 10.15


                     FOURTH AMENDMENT TO CREDIT AGREEMENT


THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 30, 2000, by and between PHOTOWORKS, INC. formerly known as Seattle FilmWorks, Inc. a Washington corporation, OPTICOLOR, INC., a Washington corporation and SEATTLE FILMWORKS MANUFACTURING COMPANY, a Washington corporation (collectively, "Borrowers", and each individually, a "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS
                                    --------

     WHEREAS, Borrowers are currently indebted to Bank pursuant to the terms and condition of that certain Credit Agreement between Borrowers and Bank dated as of March 1, 1997, as amended by that certain First Amendment to Credit Agreement dated as of February 24, 1998, extended by that certain letter extension dated as of April 1, 1999, as amended by that certain Second Amendment to Credit Agreement dated as of June 30, 1999 and as amended by that certain Third Amendment to Credit Agreement dated April 10, 2000 and as the same may be further amended from time to time ("Credit Agreement");

     WHEREAS, as evidenced by Borrowers' financial statement for the fiscal quarter ending June 24, 2000, Borrowers have violated the net income, net worth and debt service coverage ration covenants set forth in Section 4.8(a), (b) and
(d) of the Credit Agreement (the "Existing Violations");

     WHEREAS, Borrowers have requested that Bank waive the Existing Violations and extend the maturity date of the Line of Credit for a short period of time, and Bank is willing to do so, subject to the terms and conditions set forth herein;

     WHEREAS, Bank and Borrowers have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. Bank hereby waives the Existing Violations. Such waiver shall not be deemed a waiver by Bank of any other violation which may occur under the Credit Agreement or the other Loan Documents, or a waiver of any subsequent violation of the covenants which are the subject of the Existing Violations.

     2. Section 1.1.(a) is hereby amended by deleting "June 30, 2000" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "September 15, 2000," with such change to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

     3. Pursuant to Section 1.1 (b) of the Credit Agreement, if Bank pays any draft under a Letter of Credit, the amount of such draft is deemed an advance under the Line of Credit to be repaid in accordance with the terms and conditions of the Credit Agreement applicable to such advances. At Borrowers' request, Bank may liquidate all or a portion of the assets maintained in PhotoWorks, Inc.'s Safekeeping Account No. 22038061 held with Norwest Investment Services, Inc. (the "Account") in which Bank has been granted a security interest, in an amount sufficient to repay in full the amount outstanding under the Line of Credit which is attributable to any such draft paid by Bank. Upon such liquidation and repayment, the total commitment amount of the Line of Credit shall automatically be reduced permanently by the amount of such liquidation and repayment, without any further amendment to the Credit Agreement or the Line of Credit Note. In addition, upon such liquidation and repayment the minimum "Collateral Value" required to be maintained in the Account shall be reduced permanently by the amount of such liquidation and repayment, without any further amendment to the security agreement granting to Bank a security interest in the Account. If such repayment is subject to a prepayment fee as set forth in the Line of Credit Note, Borrowers shall immediately pay to Bank such prepayment fee. Any such liquidation of assets in the Account shall be deemed to have been conducted by Bank in a commercially reasonable manner.

     4. In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment Borrowers shall pay to Bank a non-refundable fee of $7,500.00.

     5. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     6. Borrowers hereby remake all representation and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrowers further certify that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


PHOTOWORKS, INC.                        WELLS FARGO BANK, NATIONAL ASSOCIATON

By: /s/ L. Cashmore Bond                By:  /s/ Donald Ralston
Loran Cashmore Bond                     Donald Ralston
Chief Accounting Officer/Treasurer      Vice President

OPTICOLOR, INC.

By: /s/ L. Cashmore Bond
Loran Cashmore Bond
Chief Accounting Officer/Treasurer

SEATTLE FILMWORKS MANUFACTURING COMPANY

By: /s/ L. Cashmore Bond
Loran Cashmore Bond
Chief Accounting Officer/Treasurer